As filed with the Securities and Exchange Commission on March 5, 2019

Registration No. 33-43703

Registration No. 333-46804

Registration No. 333-82380

Registration No. 333-156388

Registration No. 333-164057

Registration No. 333-194917

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-43703

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-46804

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-82380

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-156388

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-164057

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-194917

UNDER

THE SECURITIES ACT OF 1933

SPARTON CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	38-1054690
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Sparton Corporation 1989 Stock Incentive Plan

Sparton Corporation 1999 Stock Incentive Plan

Amended and Restated Sparton Corporation Stock Incentive Plan

Sparton Corporation 401(k) Plan

Sparton Corporation 2010 Long-Term Stock Incentive Plan

Sparton Corporation Deferred Compensation Plan

(Full titles of the plans)

Joseph G. McCormack

Senior Vice President and Chief Financial Officer

Sparton Corporation

425 N. Martingale Road, Suite 1000, Schaumburg, Illinois 60173

(847) 762-5800

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With a copy to:

Marita A Makinen, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

(212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments are being filed to deregister all unsold securities of Sparton Corporation, an Ohio corporation (“Sparton” or the “Registrant”), that were registered on the following Registration Statements on Form S-8, as amended (each, a “Registration Statement”, and collectively, the “Registration Statements”), filed with the U.S. Securities and Exchange Commission (the “Commission”):

•

Registration Statement on Form S-8 (No. 33-43703), filed with the Commission on November 4, 1991, which registered 400,000 shares of common stock, par value $1.25 per share, issuable pursuant to the Sparton Corporation 1989 Stock Incentive Plan.

•

Registration Statement on Form S-8 (No. 333-46804), filed with the Commission on September 28, 2000, which registered 500,000 shares of common stock, par value $1.25 per share, issuable pursuant to the terms of the Sparton Corporation 1999 Stock Incentive Plan.

•

Registration Statement on Form S-8 (No. 333-82380), filed with the Commission on February 8, 2002, which registered 260,000 shares of common stock, par value $1.25 per share, issuable pursuant to the terms of the Amended and Restated Sparton Corporation Stock Incentive Plan.

•

Registration Statement on Form S-8 (No. 333-156388), filed with the Commission on December 22, 2008, which registered 500,000 shares of common stock, par value $1.25 per share, issuable pursuant to the terms of the Sparton Corporation 401(k) Plan.

•

Registration Statement on Form S-8 (No. 333-164057), filed with the Commission on December 29, 2009, which registered 1,000,000 shares of common stock, par value $1.25 per share, issuable pursuant to the terms of the Sparton Corporation 2010 Long-Term Stock Incentive Plan.

•

Registration Statement on Form S-8 (No. 333-194917), filed with the Commission on March 31, 2014, which registered $5,000,000 in deferred compensation obligations of the Registrant pursuant to the terms of the Sparton Corporation Deferred Compensation Plan.

On March 4, 2019, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 11, 2018 by and among Sparton, Sparton Parent, Inc. (formerly known as Striker Parent 2018, LLC) (“Parent”), a Delaware limited liability company and affiliate of Cerberus Capital Management, L.P. (“Cerberus”), and Striker Merger Sub 2018, Inc., an Ohio corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into Sparton (the “Merger”) with Sparton surviving the Merger as a wholly owned subsidiary of Parent.

In connection with the Merger, the Registrant has terminated all offerings of its securities pursuant to the Registration Statements. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered but remained unsold at the termination of the offering, removes from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Schaumburg, State of Illinois, on March 5, 2019.

Sparton Corporation

By:	/s/ Joseph G. McCormack
Joseph G. McCormack
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements have been signed by the following persons on this 5th day of March, 2019 in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ Joseph G. McCormack Joseph G. McCormack	Senior Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	March 5, 2019

/s/ Debra Crew Debra Crew	Director	March 5, 2019

/s/ Dev Kapadia Dev Kapadia	Director	March 5, 2019

/s/ Keith Mitchell Keith Mitchell	Director	March 5, 2019

/s/ Patrick Moriarty Patrick Moriarty	Director	March 5, 2019